   As filed with the Securities and Exchange Commission on September 19, 1997

                                                   Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                  ____________________________________________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                  ____________________________________________


                                   MODACAD, INC.
       _________________________________________________________________
       (Exact name of small business issuer as specified in its charter)

            California                                  95-4145930
 _______________________________          ____________________________________
 (State or other jurisdiction of          (IRS Employer Identification Number)
 incorporation or organization)

    1954 Cotner Avenue, Los Angeles                        90025
________________________________________                 __________
(Address of principal executive offices)                 (Zip Code)


                  ____________________________________________

                             1995 STOCK OPTION PLAN
                            (Full title of the plan)
                  ____________________________________________

                                 JOYCE FREEDMAN
                                    President
                                  ModaCAD, Inc.
                               1954 Cotner Avenue
                              Los Angeles, CA 90025
                                 (310) 312-9826
            (Name, address and telephone number of agent for service)
                  ____________________________________________

                                   Copies to:
                             JOHN A. ST. CLAIR, ESQ.
                             ROBERT R. JESUELE, ESQ.
                              SYLVIA K. BURKS, ESQ.
                                Coudert Brothers
                      1055 West Seventh Street, 20th Floor
                          Los Angeles, California 90017
                                 (213) 688-9088
                  ____________________________________________

        Approximate date of commencement of proposed sale to the public:
   As soon as practicable after this Registration Statement becomes effective.

================================================================================

                         CALCULATION OF REGISTRATION FEE

================================================================================
                                                      Proposed
  Title of          Amount          Proposed           Maximum
 Securities       of Shares          Maximum          Aggregate      Amount of
    to be          to be         Offering Price       Offering      Registration
 Registered      Registered         per Share           Price           Fee
________________________________________________________________________________
Common Stock     450,000(1)         $17.57(2)       $7,906,500(2)     $ 2,396
no par value
________________________________________________________________________________


(1) Represents shares of Common Stock ("Common Stock") of ModaCAD, Inc. (the "Registrant") issuable upon the exercise of options granted or to be granted pursuant to the Registrant's 1995 Stock Option Plan (the "Plan"). Pursuant to Rule 416, there are also being registered such additional shares of Common Stock as may become issuable as a result of the antidilution provisions applicable to the options which are exercisable for the Common Stock registered hereunder.

(2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the amount of the registration fee based on the average of the high and low reported sale prices of a share of the Registrant's Common Stock on September 15, 1997 as reported by The Nasdaq SmallCap Market.

                            _________________________

     Pursuant to Rule 429 under the Securities Act of 1933, as amended, the Prospectus prepared in accordance with Part I hereof also relates to shares of Common Stock previously registered under Registration Statement on Form S-8 (Registration No. 333-21775).
________________________________________________________________________________

PART I.   INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The document(s) containing the information specified in Items 1 and 2 of Part I of Form S-8 will be sent or given to plan participants as specified in Rule 428
(b)(1) and, in accordance with the instructions to Part I, are not filed with the Commission as part of this Registration Statement.

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

In connection with the registration of additional shares of the Common Stock of the Registrant issuable under the Plan, and in accordance with General Instruction E to Form S-8, the following documents and information previously filed with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

     Item 3(a)

     The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996.

     Item 3(b)

     The Registrant's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 1997.

     The Registrant's Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 1997.

     Item 3(c)

     Item 1 of the Registrant's Registration Statement on Form 8-A, filed with the Commission on March 28, 1996, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

     The Registrant's Registration Statement on Form S-8, filed with the Commission on February 14, 1997 (File No. 333-21775), is hereby incorporated by reference in this Registration Statement.

     All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities offered hereunder then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 8.   Exhibits.

Exhibit
Number

4.1       Amended and Restated Articles of Incorporation(1)
4.2       Bylaws, as amended(1)
4.3 1995 Stock Option Plan including forms of Stock Option Agreements and Stock Purchase Agreement(1)
4.4       Amendment No.1 to 1995 Stock Option Plan, dated November 26, 1996
4.5       Amendment No.2 to 1995 Stock Option Plan, dated June 10, 1997
5.1       Opinion of Coudert Brothers
23.1      Consent of Singer Lewak Greenbaum & Goldstein LLP
23.2      Consent of Coudert Brothers (included in Exhibit 5.1)
24.1      Power of Attorney (see page 2 of this Registration Statement)
_________________
    (1) Incorporated by reference to the Registrant's Registration Statement on Form SB-2 (Registration No. 333-1166-LA) as filed with the Commission on February 7, 1996.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 18, 1997.

                                                       ModaCAD, Inc.


                                                       By:  /s/ JOYCE FREEDMAN
                                                       -------------------------
                                                       Joyce Freedman, President

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Joyce Freedman and Lee Freedman, or either of them, his or her attorneys-in-fact and agents, each with full power of substitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do so and perform each and every act and thing requisite and necessary to be done in connection with this registration statement, as fully to all intents and purposes as he or her might or could do in person, hereby ratifying and confirming all that either of said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                     Title                         Date
         ---------                     -----                         ----

   /s/ JOYCE FREEDMAN         President and Director          September 18, 1997
--------------------------     (Principal Executive Officer)
     Joyce Freedman



   /s/ LEE FREEDMAN           Vice President, Finance,        September 18, 1997
-------------------------      Chief Financial Officer and
     Lee Freedman              Director (Principal Financial
                               Officer)


   /s/ LEON SHIH              Controller                      September 18, 1997
-------------------------
     Leon Shih


   /s/ MAURIZIO VECCHIONE     Executive Vice President and    September 18, 1997
-------------------------      Director
     Maurizio Vecchione


   /s/ ANDREA VECCHIONE       Secretary and Director          September 18, 1997
-------------------------
     Andrea Vecchione

   /s/ F. STEPHEN WYLE        Director                        September 18, 1997
-------------------------
     F. Stephen Wyle


   /s/ PETER FRANK            Director                        September 18, 1997
-------------------------
     Peter Frank

                                  EXHIBIT INDEX



Number               Description
------               -----------

4.4       Amendment No. 1 to 1995 Stock Option Plan
4.5       Amendment No. 2 to 1995 Stock Option Plan
5.1       Opinion of Coudert Brothers
23.1      Consent of Singer Lewak Greenbaum & Goldstein LLP